Exhibit 99.1

PACE HOLDINGS CORP.

Report of Independent Registered Public Accounting Firm	F-2

Financial Statement:

Balance Sheet	F-3

Notes to Balance Sheet	F-4

KPMG LLP 900 Wells Fargo Tower 201 Main Street Fort Worth, TX 76102-3105

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Pace Holdings Corp.:

We have audited the accompanying balance sheet of Pace Holdings Corp. as of September 16, 2015. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Pace Holdings Corp. as of September 16, 2015, in conformity with accounting principles generally accepted in the United States.

Fort Worth, Texas

September 18, 2015

KPMG LLP is a Delaware limited liability partnership,

the U.S. member firm of KPMG International Cooperative

(“KPMG International”), a Swiss entity.

PACE HOLDINGS CORP.

BALANCE SHEET

September 16, 2015

ASSETS
Current assets:
Cash	$1,704,384
Prepaid expenses	29,600

Total current assets	1,733,984
Cash held in Trust Account	450,000,000

Total assets	$451,733,984

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses, formation and offering costs	$857,902

Total current liabilities	857,902
Deferred underwriting compensation	15,750,000

Total liabilities	16,607,902

Class A ordinary shares subject to possible redemption, 43,012,608 shares at a redemption value of $10.00 per share	430,126,080

Commitments and contingencies
Shareholders’ equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized, 1,987,392 shares issued and outstanding (excluding 43,012,608 shares subject to possible redemption)	199
Class F ordinary shares, $0.0001 par value; 20,000,000 shares authorized, 11,500,000 shares issued and outstanding	1,150
Additional paid-in capital	5,128,757
Accumulated deficit	(130,104)

Total shareholders’ equity	5,000,002

Total liabilities and shareholders’ equity	$451,733,984

See accompanying notes to balance sheet

PACE HOLDINGS CORP.

Notes to Balance Sheet

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

Pace Holdings Corp. (the “Company”) was incorporated in the Cayman Islands on June 3, 2015 under the name Paceline Holdings Corp. The Company changed its name to Pace Holdings Corp. on August 7, 2015. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company’s sponsor is TPACE Sponsor Corp., a Cayman Islands exempted company (the “Sponsor”).

All activity for the period from June 3, 2015 (“Inception”) through September 16, 2015 relates to the Company’s formation and initial public offering of units, each consisting of one of the Company’s Class A ordinary shares and one warrant to purchase one-third of one Class A ordinary share (the “Public Offering”). The Company will not generate any operating revenues until after completion of a Business Combination, at the earliest. The Company has selected December 31st as its fiscal year end.

Financing

The registration statement for the Company’s Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on September 10, 2015. The Public Offering closed on September 16, 2015 (the “Close Date”). The Sponsor purchased an aggregate of 22,000,000 warrants at a purchase price of $0.50 per warrant, or $11,000,000 in the aggregate, in a private placement at the Close Date (the “Private Placement”). The warrants are included in additional paid-in capital at the balance sheet.

The Company intends to finance a Business Combination with proceeds from its $450,000,000 Public Offering and $11,000,000 Private Placement (see Note 3). At the Close Date, proceeds of $450,000,000, net of underwriting discounts of $9,000,000 and funds designated for operational use of $2,000,000, were deposited in a trust account with Continental Stock Transfer and Trust Company acting as trustee (the “Trust Account”) as described below.

The Trust Account

Prior to January 2016, funds held in the Trust Account will not be invested and will be held in a non-interest bearing account. Beginning January 2016, funds held in the Trust Account will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (the “Investment Company Act”) which invest only in direct U.S. government treasury obligations.

Trust Account funds will not be removed except for the withdrawal of a portion of interest income to be utilized to pay taxes, if any, until the earliest of (i) the completion of a Business Combination, (ii) the redemption of any Public Shares (as defined below) properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within 24 months after the Close Date, or (iii) the redemption of all of the Company’s Public Shares if it is unable to complete a Business Combination within 24 months after the Close Date, subject to applicable law. The Company will use funds held outside the Trust Account of $2,000,000 at the Close Date to repay notes payable to the Sponsor totaling $300,000 at the Close Date, and to pay for offering related expenses and business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

Business Combination

The Company has broad discretion with respect to the specific application of the net proceeds of the Public Offering and Private Placement, although substantially all of the net proceeds of the Public Offering and Private Placement are intended to be generally applied toward consummating a Business Combination with (or acquisition of) one or more target businesses that together have a fair market equal to at least 80% of the balance of the Trust Account, net of any deferred underwriting discounts and taxes payable on earned interest, at the date a definitive agreement to proceed with a Business Combination is signed. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek shareholder approval of the Business Combination at a meeting called for such purpose in connection with which public shareholders may seek to redeem their Public Shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest but less taxes payable, or (ii) provide public shareholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to consummation of the Business Combination, including interest but less taxes payable. The decision as to whether the Company will seek shareholder approval of a Business Combination or will allow public shareholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval, unless a vote is required by law or by NASDAQ rules. If the Company seeks shareholder approval, it will complete a Business Combination only if a majority of the outstanding ordinary shares voted are voted in favor of the Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets, or total shareholders’ equity, to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and related Business Combination, and would resume its search for an alternate target business with which to undertake a Business Combination.

If the Company holds a shareholder vote or there is a tender offer for Public Shares in connection with a Business Combination, a public shareholder will have the right to redeem its Public Shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest but less taxes payable. As a result, such Public Shares are recorded at their redemption amount and classified as temporary equity in accordance with Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”).

The Company has 24 months from the Close Date to complete a Business Combination. If the Company does not complete a Business Combination within this time period, it shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest, net of taxes payable (less up to $50,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the public shareholders’ rights as owners of Class A ordinary shares (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Initial Shareholders (as defined below) have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete a Business Combination within 24 months after the Close Date. However, if the Initial Shareholders acquire Public Shares after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete the Business Combination within 24 months after the Close Date.

If the Company fails to complete a Business Combination within 24 months after the Close Date, the resulting redemption of the Company’s Class A ordinary shares will reduce the book value per share for the Founder Shares held by the Initial Shareholders, who would be the only remaining shareholders after such a redemption.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s balance sheet is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair values of the Company’s assets and liabilities which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the balance sheet.

Redeemable Ordinary Shares

All 45,000,000 Class A ordinary shares sold as part of the Units in the Public Offering contain a redemption feature as discussed above. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its Class A ordinary shares in an amount that would cause its net tangible assets, or total shareholders’ equity, to fall below $5,000,001. Accordingly, at September 16, 2015, 43,012,608 of the Company’s 45,000,000 Class A ordinary shares were classified outside of permanent equity at their redemption value.

Use of Estimates

The preparation of the Company’s balance sheet in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A; “Expenses of Offering”. The Company incurred offering costs in connection with its Public Offering of $1,018,814, primarily consisting of accounting and legal services, securities registration expenses and exchange listing fees, excluding $9,000,000 in underwriter discounts and $15,750,000 in deferred underwriter discounts. These costs, along with underwriter discounts, were charged to additional paid-in capital.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC, 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at September 16, 2015. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company, but rather on the individual owners. Consequently, income taxes are not reflected in the Company’s financial statements.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. PUBLIC OFFERING

In its Public Offering, the Company sold 45,000,000 units at a price of $10.00 per unit (the “Units”). Each unit consists of one of the Company’s Class A ordinary shares, $0.0001 par value per share (each, a “Public Share”), and one redeemable Class A ordinary share purchase warrant (“Warrant”). Each Warrant entitles the holder to purchase one-third of one Class A ordinary share for one-third of $11.50 per one-third share. Warrants may be exercised only for a whole number of Class A ordinary shares; no fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a Class A ordinary share, the Company will round down to the nearest whole number the number of Class A ordinary shares to be issued to the Warrant holder. Each Warrant will become exercisable on the later of 30 days after the completion of a Business Combination or 12 months after the Close Date, and will expire after the earlier of five years after the completion of a Business Combination, or upon redemption or liquidation. Alternatively, if the Company does not complete a Business Combination within 24 months after the Close Date, the Warrants will expire at the end of such period. If the Company is unable to deliver registered Class A ordinary shares to the holder upon exercise of Warrants issued in connection with the 45,000,000 Units during the exercise period, the Warrants will expire worthless, except to the extent that they may be exercised on a cashless basis in the circumstances described in the Warrant agreement. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole, but not in part, at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, and only in the event that the last sale price of the Company’s Public Shares equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Warrant holders. The Company has agreed to use its best efforts to file a registration statement for the Class A ordinary shares issuable upon exercise of the Warrants under the Securities Act as soon as practicable, but in no event later than 15 business days following the completion of a Business Combination.

The Company paid an underwriting discount of 2.00% of the gross proceeds of the Public Offering, or $9,000,000, to the underwriters at the Close Date, with an additional fee (the “Deferred Discount”) of 3.50% of the gross proceeds of the Public Offering, or $15,750,000, payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes a Business Combination. The underwriters are not entitled to receive any of the interest earned on Trust Account funds that would be used to pay the Deferred Discount.

4. RELATED PARTY TRANSACTIONS

Founder Shares

On June 30, 2015, the Sponsor purchased 10,062,500 Class F ordinary shares for $25,000, or approximately $0.002 per share. On September 4, 2015, the Sponsor transferred 40,000 Class F ordinary shares to each of the Company’s independent directors (together with the Sponsor, the “Initial Shareholders”). On September 10, 2015, the Company’s board of directors effected a capitalization of 1,437,500 Class F ordinary shares to the Initial Shareholders, resulting in an aggregate issuance of 11,500,000 Class F ordinary shares (the “Founder Shares”). The Founder Shares are identical to the Class A ordinary shares included in the Units sold in the Public Offering except that the Founder Shares are subject to certain rights and transfer restrictions, as described in further detail below, and are automatically converted into Class A ordinary shares at the time of a Business Combination on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained in the Company’s amended and restated memorandum and articles of association.

The Initial Shareholders have agreed not to transfer, assign, redeem or sell any Founder Shares until the earlier of (i) one year after the completion of a Business Combination, or earlier if, subsequent to a Business Combination, the last sale price of the Company’s Public Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination or (ii) the date at which the Company completes a liquidation, merger, stock exchange or other similar transaction after a Business Combination that results in all of the Company’s public shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock Up Period”).

Private Placement Warrants

At the Close Date, the Sponsor purchased 22,000,000 warrants at a price of $0.50 per warrant, or $11,000,000 in the aggregate, in the Private Placement (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one-third of one Class A ordinary share for one-third of $11.50 per one-third share. Private Placement Warrants may be exercised only for a whole number of Class A ordinary shares; no fractional shares will be issued upon exercise of the Private Placement Warrants. If, upon exercise of the Private Placement Warrants, a holder would be entitled to receive a fractional interest in a Class A ordinary share, the Company will round down to the nearest whole number the number of Class A ordinary shares to be issued to the Private Placement Warrant holder. A portion of the proceeds from the sale of Private Placement Warrants was placed in the Trust Account. The Private Placement Warrants may not be redeemed by the Company so long as they are held by the Sponsor. If any Private Placement Warrants are held by holders other than the Sponsor or certain permitted transferees, such Private Placement Warrants will be redeemable and exercisable by the holders on the same basis as the Warrants included in the Units sold under the Public Offering. The Sponsor has the option to exercise the Private Placement Warrants on a cashless basis.

If the Company does not complete a Business Combination within 24 months after the Close Date, the proceeds of the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Company’s Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

Registration Rights

The Initial Shareholders, as holders of the Founder Shares and Private Placement Warrants, hold registration rights pursuant to a registration rights agreement. These holders and holders of warrants issued upon conversion of working capital loans, if any, are entitled to make up to three demands that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed by the Company subsequent to its completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock Up Period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Notes

Between Inception and the Close Date, the Company’s Sponsor loaned the Company $300,000 in unsecured promissory notes. The funds were used to pay up front expenses associated with the Public Offering. These notes were non-interest bearing and were repaid in full to the Sponsor at the Close Date.

Administrative Service Agreement

On September 10, 2015, the Company entered into an agreement to pay monthly recurring expenses of $10,000 for office space, administrative services and support services to an affiliate of the Sponsor. The agreement terminates upon the earlier of the completion of a Business Combination or the liquidation of the Company.

5. CASH HELD IN TRUST ACCOUNT

Gross proceeds of $450,000,000 and $11,000,000 from the Public Offering and Private Placement, respectively, less underwriting discounts of $9,000,000 and $2,000,000 designated for offering expenses and to fund the Company’s ongoing administrative and acquisition search costs, plus to repay notes payable of $300,000 to the Sponsor at the Close Date were placed in the Trust Account at the Close Date.

6. DEFERRED UNDERWRITING COMPENSATION

The Company is committed to pay the Deferred Discount of 3.50% of the gross proceeds of the Public Offering, or $15,750,000, to the underwriters upon the Company’s completion of a Business Combination. The underwriters are not entitled to receive any of the interest earned on Trust Account funds that would be used to pay the Deferred Discount, and no Deferred Discount is payable to the underwriters if a Business Combination is not completed within 24 months after the Close Date.

7. SHAREHOLDERS’ EQUITY

Class A Ordinary Shares

The Company is authorized to issue 200,000,000 Class A ordinary shares. Depending on the terms of a potential Business Combination, the Company may be required to increase the number of authorized Class A ordinary shares at the same time as its shareholders vote on the Business Combination to the extent the Company seeks shareholder approval in connection with its Business Combination. Holders of Class A ordinary shares are entitled to one vote for each share with the exception that only holders of Class F ordinary shares have the right to vote on the election of directors prior to the completion of a Business Combination, subject to adjustment as provided in the Company’s amended and restated memorandum and articles of association. At September 16, 2015, there were 45,000,000 Class A ordinary shares issued and outstanding (Public Shares), of which 43,012,608 shares were subject to possible redemption and are classified outside of shareholders’ equity at the balance sheet

Class F Ordinary Shares

The Company is authorized to issue 20,000,000 Class F ordinary shares. Holders of the Company’s Class F ordinary shares are entitled to one vote for each ordinary share, plus only holders of the Class F ordinary shares have the right to vote on the election of directors prior to the Business Combination. Class F ordinary shares are automatically converted to Class A common shares on a one-for-one basis at the time of a Business Combination. The Initial Shareholders and sole holders of Class F ordinary shares (Founder Shares) have agreed not to transfer, assign or sell any Class F ordinary shares during the Lock Up Period. At September 16, 2015, there were 11,500,000 Class F ordinary shares issued and outstanding.

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares. The Company’s board of directors has the authority to determine the voting rights, if any, designations, powers, preferences, and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the preferred shares of each series. The board of directors may, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of Public Shares, and which could have anti-takeover effects. At September 16, 2015, there were no preferred shares issued or outstanding.

8. SUBSEQUENT EVENTS

Management has performed an evaluation of subsequent events through September 18, 2015, the date of issuance of the balance sheet, noting no subsequent events which require adjustment or disclosure.